UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2014

HCi VioCare
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Centrum Office, 38 Queen Street, Glasgow	G1 3DX
(Address of principal executive offices)	(Zip Code)

(0808) 178 4373
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to HCi VioCare.

On April 16, 2014, the Company, through our Scottish subsidiary, HCi VioCare Technologies Limited (“VioCare”), entered into an acquisition agreement with Dr. Christos Kapatos, a director of both the Company and VioCare (“Kapatos”), to acquire all rights and interest in and to the background IPR for a developing technology known as “Smart Insole”.  Kapatos has conceived and been working on a Smart Insole System which is believed to be a state-of-the-art, pressure and shear (friction)-sensing insole with an incorporated real-time global display application and a fully featured support web-space that tells the user and his podiatrist/physiotherapist when inappropriate or dangerous conditions are developing on the feet. The product is being designed to mitigate diabetic foot complications, such as ulceration, infection and amputation, as well as improve the total health of a person with diabetes, by incorporating the readings from the insole system to a specialized web-space that will help the user monitor not just the health of his feet but also his diabetes by looking after his diet and exercise.

The competing insoles that are currently commercially available at this time can only monitor vertical pressure on the foot and not shear (friction). Also, none of these devices produce real-time data that can be of assistance to the user.  The web-space “total diabetes care” concept is also unique.

As consideration for the acquisition:

•
VioCare shall cause the parent Company to issue to Kapatos a total of 500,000 shares of the common stock of the Company on execution of the agreement and 500,000 shares of the common stock of the Company for each and every new version of the technology (new version to mean any update or improvement to the initial commercial product to be developed from the technology, after the commercial development of the first Market Ready Insole from the technology acquired, should the new version be developed to commercial market ready stage);

•
a cash bonus in the amount of $10,000,000USD should the technology be sold at any stage of development for an amount equal or greater than five hundred million ($500,000,000) cash or the equivalent thereof by way of any other consideration.

 A copy of the Acquisition Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Further, on April 16, 2014, the Company entered into a Consulting Agreement with Kapatos whereby he will provide his services as Chief Technical Officer for the Company and the Company’s wholly-owned subsidiaries.  The contract has a term of one year, renewable for such further term as may be mutually agreed between the parties.  Compensation shall be forty thousand Euros (€40,000) per year payable in equal monthly installments beginning on May 1, 2014. In the case that a research and development project is initiated and completed during the term of the agreement, Kapatos shall receive two hundred thousand (200,000) shares of the Company’s common stock for each research project completed with a valuation less than twenty million dollars ($20,000,000 USD), five hundred thousand (500,000) shares of the Company’s common stock for each research project completed with a valuation equal or greater than twenty million US dollars ($20,000,000 USD).

A copy of the Consulting Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Mr. Kapatos abstained from voting on the acquisition of the IPR and the Consulting Agreement. Kapatos is an officer of the Company and is also an officer and director of VioCare.

Further, on April 16, 2014 the Company entered into Consulting Agreements with the members of its Scientific Advisory Board as follows:

•
Professor Stephan Solomonidis (“Solomonidis”) will provide services as Head of Research for the Company and the Company’s wholly owned subsidiaries. The contract has a term of one year, renewable for such further term as may be mutually agreed between the parties. Compensation shall be twenty thousand pounds (£20,000 GBP) per year payable in equal monthly installments beginning on May 1, 2014. In the case that a research and development project is initiated and completed during the term of the agreement, Solomonidis fee will be readjusted to the amount of forty thousand pounds (£40,000 GBP) per annum, and he shall receive two hundred thousand (200,000) shares of the Company’s common stock for each research project completed with a valuation less than twenty million dollars ($20,000,000 USD), five hundred thousand (500,000) shares of the Company’s common stock for each research project completed with a valuation equal or greater than twenty million dollars ($20,000,000 USD).

•
Professor Martha Lucia Zequera (“Zequera”) will provide services as Director of Diabetic Foot Related Products and Services for the Company and the Company’s wholly owned subsidiaries.  The contract has a term of one year, renewable for such further term as may be mutually agreed between the parties. Compensation shall be twenty thousand dollars ($20,000 USD) per year payable in equal monthly installments beginning on May 1, 2014. In the case that a research and development project is initiated and completed during the term of the agreement, Zequera’s fee will be readjusted to the amount of forty thousand dollars ($40,000 USD) per annum, and he shall receive two hundred thousand (200,000) shares of the Company’s common stock for each research project completed with a valuation less than twenty million dollars ($20,000,000 USD), five hundred thousand (500,000) shares of the Company’s common stock for each research project completed with a valuation equal or greater than twenty million dollars ($20,000,000 USD).

•
Professor William Sandham (“Sandham”) will provide services as Director of Diabetes Technology Research for the Company and the Company’s wholly owned subsidiaries.  The contract has a term of one year, renewable for such further term as may be mutually agreed between the parties. Compensation shall be Twenty Thousand pounds (£20,000 GBP) per year payable in equal monthly installments beginning on May 1, 2014.  In the case that a research and development project is initiated and completed during the term of the agreement, Sandham’s fee will be readjusted to the amount of forty thousand pounds (£40,000 GBP) per annum, and he shall receive two hundred thousand (200,000) shares of the Company’s common stock for each research project completed with a valuation less than twenty million dollars ($20,000,000 USD), five hundred thousand (500,000) shares of the Company’s common stock for each research project completed with a valuation equal or greater than twenty million dollars ($20,000,000 USD).

A copy of the Consulting Agreements noted above are filed as Exhibits 10.4, 10.5 and 10.6  to this Current Report on Form 8-K.

ITEM 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 17, 2014, the Company issued the required share consideration under the Acquisition Agreement to Kapatos thus completing the acquisition of the IPR as detailed above under Item 1.01.

ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 2.01 and 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Regulation S of the Securities Act of 1933, as amended, (“Securities Act”), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act. Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. The investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

SECTION 8.

ITEM 8.01 OTHER EVENTS

On April 15, 2014, the Company established a scientific advisory board whereby the Company intends to appoint certain advisors that can contribute to the Company’s overall business strategy and future direction.

On April 15, 2014, the Company appointed Professor Martha Lucia Zequera, Professor William Sandham, Professor Stephan Solomonidis and Doctor Christos Kapatos to the Advisory Board of the Company and entered into advisory board agreements in the form as appended hereto. Compensation for the members of the Advisory Board shall be the grant of a total of 5,000 stock options entitling the advisory board member the right to purchase a total of 5,000 shares of Series A Preferred Stock of the Company at a price of $0.04 per share. The advisory board appointments are for a term of one year and the options granted under the agreements will vest on completion of the term of the appointment. The Series A Preferred shares when vested will be convertible on the basis of 20 shares of common stock for each one share held and have voting rights of 50 votes per share of Series A Preferred stock held at any meetings of the stockholders.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

10.1	Acquisition Agreement between HCi VioCare Technologies Limited and Dr. Christos Kapatos dated April 16, 2014	Filed herewith
10.2	Consulting Agreement between the Company and Dr. Christos Kapatos dated April 16, 2014	Filed herewith
10.3	Form of Advisory Board Agreement	Filed herewith
10.4	Consulting Agreement between the Company and Professor Stephan Solomonidis dated April 16, 2014	Filed herewith
10.5	Consulting Agreement between the Company and Professor Martha Lucia Zequera dated April 16, 2014	Filed herewith
10.6	Consulting Agreement between the Company and Professor William Sandham dated April 16, 2014	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCi VioCare.

Dated: May 5, 2014	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
`	Title:	President, Treasurer, and Director